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                                                                   EXHIBIT 10.15
                                                                   -------------

                                 OEM AGREEMENT
                                 -------------

     THIS AGREEMENT ("Agreement") is made and entered into by and between Kana Communications, Inc., a Delaware corporation with its principal offices located at 87 Encina Avenue, Palo Alto, CA 94301 ("Kana"), and Davox Corporation, a Delaware corporation with its principal offices located at 6 Technology Park Drive, Westford, MA 01886 ("OEM").

                                   RECITALS
                                   --------

     WHEREAS, Kana manufactures, sells, licenses, supports, maintains and/or otherwise distributes products and desires to grant OEM the right to sell, sublicense, install, support and/or maintain one or more of those products (as hereinafter defined) upon the terms and conditions set forth below,

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

1.  DEFINITIONS

    a. "Bundled Product" shall mean the Ensemble Customer Contact Suite offering or other OEM product offered to OEM 's End-Customers containing Software.

    b. "Software" shall mean all software designated in Exhibit A, and all related documentation provided therewith. Kana reserves the right to make deletions, additions, substitutions and modifications to the Software in its sole discretion upon not less than ninety (90) days prior written notice.

    c. "Specifications" shall mean those portions of Kana's published materials made available for distribution with the Software and which describe the specific functionality of the Software.

    d. "End-Customer" shall mean a purchaser and/or OEM of any Software for such purchaser's and/or OEM's actual use and not intended for resale.

    e.  "Territory" shall mean worldwide.

2. LICENSE. Subject to the terms of this Agreement, Kana grants to OEM a nontransferable, nonsublicensable, nonexclusive, limited license to use the Software only in the Territory and in accordance with the documentation supplied by Kana only for the purpose of demonstrating the software in object code form only to potential End-Customers.

3.  OEM LICENSE.

    a. Subject to the terms of this Agreement, Kana also grants to OEM a nontransferable, nonexclusive, limited license to sublicense the Software only as part of a Bundled Product, only in the Territory in object code form only to End-Customers, either directly or through its distribution partner ("OEM Partners"), for use only within the Territory. Each product licensed by OEM that incorporates Software shall be distributed by OEM only pursuant to an End-Customer License Agreement signed by End-Customer prior to distribution of the Bundled Product to that End-Customer, and which shall provide at as least much protection to Kana as the terms of this Agreement. OEM agrees that in the event such license is breached by an End Customer and such breach impacts Kana's proprietary interests, it shall either: (i) enforce the End-Customer License Agreement in order to protect the proprietary rights of Kana hereunder, or (ii) in the event OEM fails to enforce such End-Customer License Agreement to protect Kana's proprietary rights hereunder, then to the extent legally

                           Kana Communications, Inc.
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        permitted OEM hereby assigns its rights under such Sublicense Agreement to Kana, but only to the extent necessary to protect Kana's rights hereunder.

    b. OEM may use its OEM Partners to distribute the Bundled Product provided that OEM's obligations hereunder are not diminished, and OEM shall ensure that such OEM Partners have entered into distribution agreements that are at least as protective of Kana's interests hereunder with comparable training, service, support and similar requirements. OEM agrees that in the event such distribution agreement is breached by an OEM Partner and such breach impacts Kana's proprietary and other interests, it shall either: (i) enforce such distribution agreement in order to protect the proprietary rights of Kana hereunder, or (ii) in the event OEM fails to enforce such distribution agreement to protect Kana's rights hereunder, then to the extent legally permitted OEM hereby assigns its rights under such distribution agreement to Kana, but only to the extent necessary to protect Kana's rights hereunder.

4.  OWNERSHIP.

    a. OEM may not decompile, reverse engineer or modify the Software, or create derivative works therefrom and, except as described otherwise in this Agreement, shall be bound by the terms herein. Notwithstanding the foregoing, Kana grants OEM the right to integrate the Software within OEM's software and products, subject to Kana's rights in the Software.

    b. Notwithstanding the foregoing, and unless otherwise mutually agreed upon in writing by the parties, to the extent that OEM conceives, learns, or reduces to practice any work of authorship, idea or know-how (whether or not patentable) directly derived from or directly relating to the Software in the course of performance under this Agreement ("Work Product") OEM hereby assigns such Work Product to Kana and any patent rights, copyrights (including moral rights; provided that non-assignable moral rights are waived to the extent permitted by law), trade secret rights, and other rights with respect thereto. OEM agrees to take any action reasonably requested by Kana to evidence, perfect, obtain, maintain, enforce or defend the foregoing at Kana's cost.

    c. OEM agrees that to the extent that any rights in any Work Product, directly derived from or directly relating to the Software, are not assigned to Kana hereunder:

        i. OEM grants to Kana a world-wide permanent, irrevocable, royalty-free, unlimited, fully paid-up license to such Work Product;

        ii. OEM agrees not to assert, file or otherwise raise any claim or action against Kana for the infringement of any rights of OEM in such Work Product, directly derived from or directly relating to the Software; and

    d. OEM agrees that each copy of any Software, documentation, and all packaging media used for their distribution, shall include reproductions of the copyright notices and other proprietary legends of Kana as Kana designates, in computer object code format or otherwise, which accompany such items. OEM shall not remove, efface or obscure any copyright notices or other proprietary notices or legends from any Kana materials provided herein. Subject to the foregoing, OEM is permitted to, at its own cost, brand the Bundled Software under its trademark, tradename and other marks and names owned by OEM, including, without limitation, developing packaging, documentation, marketing collateral splash screens, and similar items with OEM's brand.

    e. Any symbols, trademarks and service marks adopted by Kana to identify the Software ("Trademarks") belong to Kana and OEM shall have no rights in such Trademarks except as

                           Kana Communications, Inc.
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        expressly set forth herein. OEM shall use such Trademarks only in accordance with Kana's guidelines for use of the Trademarks. Any symbols, trademarks and service marks adopted by OEM to identify the Bundled Product belong to OEM and Kana shall have no rights in such Bundled Product trademarks except as expressly set forth herein. Kana shall use such Bundled Product trademarks only in accordance with OEM's guidelines for use of such trademarks.

5. NON-EXCLUSIVITY BY KANA. Kana may appoint other companies to purchase, resell, license, sublicense, install, support, maintain and/or otherwise distribute one or more of its Software, including without limitation, those that may compete with OEM. Kana reserves the sole and exclusive right to solicit, authorize, approve, disapprove or terminate any current or prospective OEM. Nothing in this Agreement shall be construed to prohibit Kana from selling, licensing, sublicensing, installing, supporting, maintaining and/or otherwise distributing its Software directly, indirectly, or through other channels.

6.  OBLIGATIONS OF OEM. OEM shall:

    a. Promote and sublicense, install, support and/or maintain (as hereinafter defined) the Software as part of the Bundled Product;

    b. At OEM's discretion, inform current and potential Customers of new Software offerings, as well as of enhancements to current Software;

    c. Include with the Software any and all documentation included by Kana (which may be under OEM's private label brand) at time of shipment or as otherwise required by Kana;

    d. Maintain sufficient demonstration units and facilities for supporting, marketing and promotion of the Software as part of the Bundled Product;

    e. Represent Kana, the Software and the Bundled Product in a professional, responsive and favorable manner at all times during the term of this Agreement;

    f. Provide installation, integration and other services to End-Customers at commercially reasonable standards;

    g. Promptly transmit to Kana any current or potential End-Customer complaints, concerns or other information concerning Kana or the Software;

    h. In OEM's sole discretion, make professional and timely responses to prospective End-Customer leads to the extent provided by Kana;

    i. Place the `Powered by Kana' logo on OEM's website and a software splash screen in a mutually agreeable location prior to distribution by OEM of any Software;

    j. Use its best efforts to inform Kana of any known violations or infringements under any End-Customer License Agreement;

    k. Ensure that all personnel engaged in the sale and support of the Software attend the applicable training courses specified in Exhibit C of this Agreement entitled `TRAINING'; and

    l. Within thirty (30) days following the mutual execution of this Agreement, prepare and provide to Kana a written forecast of anticipated Software licenses under this Agreement for the next twelve (12) months. OEM shall prepare and provide an updated forecast quarterly thereafter. Such forecasts are not binding on Kana or OEM.

                           Kana Communications, Inc.
                          Software Support Agreement

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7.  OBLIGATIONS OF KANA.

    a. Kana shall make available to OEM reasonable quantities, in camera ready format, of Kana's standard marketing, technical, End-Customer and promotional materials so as to allow OEM to private label such materials. Additionally, Kana shall provide to OEM all updates to such documentation as soon as reasonable with the objective that such documentation would be delivered within five (5) business days from the date that such is approved internally at Kana. Kana will, at OEM's cost, also make available to OEM reasonable quantities of Kana's artwork, graphics, presentational materials and other promotional materials, which Kana has developed or may develop to promote Kana and the Software.

    b. Kana shall provide to OEM a master copy of the Software (the "Master Copy") for integration into the Bundled Products provided however, that license keys must be obtained from Kana for each Software order. Such Software shall be enabled to allow OEM to replace the Kana logo with OEM's private label wherever the Kana logo appears

    c. Not less than on a quarterly basis, Kana shall provide to Davox, a product development roadmap. Such roadmap should provide to OEM information relating to Kana's current and future product development plans. In addition, Kana shall invite Davox to participate in its "beta" programs.

    d. Kana shall make available the necessary training of OEM personnel to enable it to effectively market and resell the Software and to train, implement and support it in an End Customer environment at the price set forth on Exhibit A.

    e. Kana shall provide to OEM twenty (20) copies of the Software for use by OEM internally for non-production evaluation, demonstration and development purposes only, free of charge, to allow OEM to effectively resell and integrate the Software. Maintenance and other services related to these copies, to the extent ordered, shall be charged the fee specified on Exhibit A.

    f. As provided herein, Kana shall respond promptly to reports from OEM of End-Customer or OEM complaints, concerns or problems concerning the Software.

    g. Subject to mutual agreement on integration, cost and support issues, OEM shall have the opportunity to bundle any improvements or modifications to the Software and new products offered by Kana.

    h.  Kana agrees to provide and maintain an application programmer interface
        (API) into the Software that will allow its integration with Davox's Ensemble. The parties will work together to develop a mutually agreed upon specification, including a schedule for availability, which will be completed and delivered to Davox by Nov. 30, 1999. Kana will use commercially reasonable efforts to meet the terms of that schedule.

8.  INTEGRATION.

    a. The parties shall cooperate with one another in good faith in order to complete the integration of the Software into OEM's Ensemble customer contact suite or other OEM product(s). Each party shall make available in a timely manner at no charge to the other party all technical data, files, documentation, sample output, or other information and resources reasonably required by the requesting party for the performance of the Integration Services. All such technical data, files, documentation, sample output, or other information and resources shall be deemed Confidential Information as defined hereunder.

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    i.  Tasks that are primarily the responsibility of OEM's personnel will remain OEM's responsibility and will remain under OEM's supervision, management and control, even if Kana assists OEM in performing such tasks. OEM shall reasonably cooperate with Kana and provide such reasonable assistance as both parties may reasonably determine, in connection with Kana's efforts to obtain all consents, approvals and authorizations of and cooperation from third parties needed by Kana to effectuate the transactions contemplated hereby and give all reasonable notices to third parties which may be reasonably necessary or reasonably required in order to effectuate the transactions contemplated hereby. OEM and Kana each shall bear any costs resulting from the other's failure to meet these obligations.

9. SUPPORT. OEM shall provide pre and post-installation support and service for the Software to OEM's End-Customers in accordance with Exhibit B. OEM's support obligations shall be undertaken only by personnel who have completed Kana's training and have obtained Kana's authorization. OEM shall provide support at the response levels described in Exhibit B attached hereto. Subject to payment of the appropriate support fees set forth in Exhibit A, Kana shall provide technical support as described in Exhibit B.

10. PAYMENT

    a. OEM shall pay Kana the OEM Fee as set forth in Exhibit A and Exhibit A-1 for each copy of the Software and maintenance services that it sub-licenses to End-Customers pursuant to this Agreement. OEM's payments of Fees hereunder shall be due and payable forty-five (45) days after the date of Kana's invoice, which invoice shall not be issued (i) for Licenses, Professional Services and Training until after the date of the applicable order from OEM; and (ii) for Maintenance and Support, until the end of the warranty period set forth in Section 16(a) of this Agreement. Along with such payment, OEM shall provide Kana with a detailed report of all Software licensed, maintenance contracts signed and other services provided to any party which OEM is required to furnish payment to Kana. Such report shall include information reasonably available to OEM, including, by way of example, and without limitation, the name of each End-Customer, the location of each installation and instance of each piece of Software, and other information as may be reasonably requested by Kana and agreed to by OEM.

    b. Kana reserves the sole right to change the "OEM Fee" for any Software after the second (2/nd/) year of the Initial Term in a manner consistent with changes to Kana's standard price list Kana will provide OEM with not less than ninety (90) days prior written notice of any such change.

    c. The payment method hereunder will be as Kana reasonably directs from time to time. All License and OEM Fees are exclusive of shipping, taxes, duties and the like, which shall be paid by OEM. All undisputed late payments (i.e., payments that have not been received by Kana within thirty (30) days from the date OEM receives written notice of such payment being late) shall be assessed a service charge of 1.5% per month to the extent allowed by law. For international shipments, outside the United States, OEM will be responsible in advance for all applicable shipping charges, taxes, customs charges, duties, brokerage fees or common carrier charges.

    d. OEM shall keep, maintain and preserve for at least three (3) years following termination or expiration of the term of this Agreement or any renewal(s) thereof, accurate records relating to OEM's obligations hereunder. Such records shall be maintained as Confidential Information, but shall be available for inspection and audit as provided herein. Kana shall have the right at least once per calendar year to have an independent public accountant, reasonably acceptable to OEM, examine OEM's relevant books, records and accounts

                           Kana Communications, Inc.
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        specifically relating to this Agreement for the purpose of verifying the accuracy of payments made as required under this Agreement. Such independent public accountant must agree in writing to be bound to the confidentiality provision contained in this Agreement. Kana acknowledges and agrees that such accountant shall not have access to the books, records, and accounts relating to other products or services except as such books, records and accounts also directly relate to the payments due hereunder. Each audit will be conducted at OEM's place of business, or other place agreed to by the Parties, during OEM's normal business hours and with at least thirty (30) days prior written notice to OEM. Kana shall pay the fees and expenses of the auditor for the examination; provided that should any examination disclose a greater than five percent (5%) shortfall in the payments due Kana for the period being audited, OEM shall pay the reasonable fees and expenses of the auditor for that examination.

11. TERM AND TERMINATION

    a. The term of this Agreement shall be for a period of five (5) years, beginning on the date this Agreement is executed by OEM ("Effective Date"). Thereafter, this Agreement shall be renewed for successive one
        (1) year terms without further notice, unless terminated sooner as provided under the provisions herein, or unless either party elects not to renew this Agreement by providing the other party notice thereof not less than thirty (30) days prior to the renewal date.

    b.  For purposes of this Agreement, OEM shall be in default if it:

        i. breaches a material term or condition of this Agreement and fails to cure such breach within thirty (30) days of Kana's written notice to OEM of such material breach, except that no such cure period shall apply to any breaches by OEM of the terms of Sections 4 or 15 of this Agreement;

        ii. shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or shall avail itself of or become subject to any proceeding under the Federal Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors;

        iii. is unable or unwilling to provide Software support to End-Customers that have been sold Software by OEM hereunder, other than as a result of a breach by Kana of its obligations under this Agreement;

        iv. fails to maintain Kana Qualification (as defined in the Section entitled `TRAINING' below) and fails to cure such breach within thirty
        (30) days of Kana's notice to OEM of such breach);

        v. assigns or purports to assign or otherwise transfer this Agreement or any of its rights hereunder to any other party without the prior written approval of Kana or as otherwise permitted in this Agreement; or

        vi. OEM fails to pay to Kana the Fees in the amounts and schedule set forth in Exhibit A hereto and fails to cure such breach within thirty
        (30) days of Kana's notice to OEM of such breach).

        vii.

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    c.  Upon the occurrence of an event of default as described in Section 11(b)
        by OEM, Kana may immediately terminate this Agreement by providing written notice of such termination to OEM.

    d. During the first two years of this Agreement, in the event Kana seeks to assign this Agreement to any of the following competitors of OEM - Genesys/Alcatel, Cisco/Geotel, Lucent, Aspect, Interactive Intelligence, Apropos, eShare, EIS, Quintus, Kana shall notify OEM of Kana's intent to assign, including the identity of the proposed assignee. OEM shall then have a period of ten (10) business days to terminate this Agreement, such termination to be effective immediately. Upon such termination, OEM shall have no obligation with respect to any Minimum Commitments following the termination date.

    e. Upon termination or expiration of this Agreement by either party pursuant to the provisions set forth herein, the following provisions shall apply:

        i. After termination, Kana shall not be required to accept purchase orders or make any shipments to OEM, and Kana reserves the right to require advance payment, or other agreed arrangements, for any shipments made or service performed.

        ii. Following termination or expiration of this Agreement, Kana shall continue to honor its maintenance and warranty obligations as provided for in this Agreement with regard only to Software sold by OEM prior to the date of termination or expiration. Kana will continue to provide maintenance service to any end user that OEM has registered with Kana until such obligation ends. Thereafter, Kana agrees to offer support to OEM at then current Kana rates and terms for a period of two (2) years. Thereafter, OEM shall, at its sole discretion, direct End-Customers to purchase support services directly from Kana. To the extent End-Customer enters into a maintenance and support agreement with Kana, Kana shall provide maintenance support to such End-Customer.

        iii. The expiration and/or termination of this Agreement shall not alter the rights, duties or obligations of the parties under this Agreement including without limitation payment obligations, which arise prior to the date of expiration or termination. In the case of the Minimum Guaranteed amounts set forth on Exhibit A, the entire amount shall be due in full within ten (10) business days of termination.

        iv. Following termination, OEM shall be entitled to deploy any copies of prepaid but undeployed Software, including any related documentation and supporting materials. To the extent OEM desires to take additional training or obtain maintenance and support for such Software deployments after termination, such fees will be at the then current list prices for such services.

12. TRADEMARKS, PRODUCT MARKINGS AND GOODWILL

    a. OEM acknowledges that the marks "Kana", "Kana CMS", Kana logo, and all other trademarks, trade names or service marks that Kana may designate from time to time (the "Marks"), and all registrations thereof, are good and valid and are solely and exclusively owned by Kana. OEM agrees that it will use and display the Marks only in the form or for the purposes authorized by Kana in this Agreement. OEM further acknowledges that this Agreement does not grant OEM any right, title or interest in the Marks or goodwill associated with Kana and the Software as represented and symbolized by the Marks.

    b. OEM shall not take any action, or fail to take any action, during or after the term of this Agreement, which could adversely affect the validity or enforceability of Kana's Marks.

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                          Software Support Agreement

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    c.  In order to preserve and protect the goodwill, reputation and image of
        Kana and the Software, OEM shall:

        i. Not engage in any deceptive, misleading or unethical practices, which are or might be detrimental to Kana or the Software;

        ii. Refrain from making any false, misleading or deceptive representations with regard to Kana or the Software; and

        iii. Refrain from making any representations, warranties or guarantees to Customers or prospective Customers or other third parties with respect to the specifications, features or capabilities of the Software that are inconsistent with the literature or other information provided or prepared by Kana.

    d. Immediately following the expiration or termination of this Agreement for any reason, OEM shall discontinue use of the aforementioned Marks and return, or dispose of, as Kana may direct, any signs or other promotional displays directly or indirectly referencing or relating to Kana and/or any of the Software or Marks. If, after expiration or termination of this Agreement, OEM makes any further use of the Marks, except as necessary to complete any ongoing obligations under this Agreement, such use shall be deemed a breach of this Agreement for which no adequate remedy at law exists. In such case, Kana may be entitled to seek immediate injunctive relief from an appropriate court. This provision shall not apply to any Bundled Products or related documentation delivered to OEM as a result of a prepaid license fees, as a result of unfulfilled orders, or the provision of support as described in Section 11(e)(ii) or 11(e)(iv).

13. TRAINING.

    a. An appropriate number of personnel of OEM engaged in the sales, support, development or maintenance of the Software shall obtain the appropriate Kana Qualification. Kana Qualification is obtained by completing Kana's training requirements as currently defined by Kana in Exhibit C, and as otherwise generally required of partners under the Kana partner programs.

    b. Kana shall make available its standard training program to the number of employees of OEM set forth in Exhibit C hereto. OEM may purchase training for additional employees at the rate set forth in Exhibit C. All out of pocket costs, including without limitation costs associated with travel to the training location, are at the expense of OEM.

14. INDEMNIFICATION

    a. Kana agrees, at its own expense, to defend or, at its option, to settle, any claim or action brought against OEM or any End-Customer to the extent it is based on a claim that the Software as used within the scope of this Agreement infringes or violates any copyright, trademark, trade secret or U.S. patent of a third party, and will indemnify and hold OEM and such End-Customer harmless from and against any damages, costs and fees reasonably incurred (including reasonable attorneys' fees) by or which are assessed against OEM or such End-Customer that are directly attributable to such claim or action. OEM agrees that Kana shall be released from the foregoing obligation unless OEM or such End-Customer provides Kana with: (i) prompt written notification of the claim or action once it becomes aware; (ii) sole control and authority over the defense or settlement thereof; and (iii) at cost to Kana, all reasonably available information, assistance and authority to settle and/or defend any such claim or action, except that Kana may not enter into any settlement of any claim hereunder which settlement shall subject OEM and such End-Customer to any liability

                           Kana Communications, Inc.
                          Software Support Agreement

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     or obligations unless OEM approves such settlement agreement in writing, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Kana shall have no liability hereunder based on (i) use of a superseded or modified release of the Software, except for such alteration(s) or modification(s) which have been made by Kana or under Kana's direction, if such infringement would have been avoided by the use of a current unaltered release of the Software that Kana provided to OEM or such End-Customer prior to OEM or End-Customer's receipt of such threat or claim, or (ii) the combination, operation, or use of any Software furnished under this Agreement with programs not furnished by or approved by Kana if such infringement would have been avoided by the use of the Software without such programs. In the event that an injunction is obtained against OEM or such End-Customer prohibiting use of the Software by reason of Kana's infringement of a patent, copyright or other intellectual property right of any third party, Kana will, at its option and expense, either (a) secure for OEM and such End-Customer the right to continue using the Software; (b) replace or modify the Software to make it non-infringing, but functionally equivalent; or, if neither of the foregoing are available on commercially reasonable terms as determined solely by Kana in its reasonable opinion (c) direct OEM and such End-Customer to discontinue using the Software, and provide OEM or such End-Customer with a refund of all monies paid by OEM or such End-Customer within the forty-eight (48) months prior to such injunction.

  b. OEM agrees, at its own expense, to defend or, at its option, to settle, any claim or action brought against Kana to the extent it is based on a claim that the Bundled Product infringes or violates any copyright, trademark, trade secret or U.S. patent of a third party, and will indemnify and hold Kana harmless from and against any damages, costs and fees reasonably incurred (including reasonable attorneys' fees) by or which are assessed against Kana that are directly attributable to such claim or action . Kana agrees that OEM shall be released from the foregoing obligation unless Kana provides OEM with: (i) prompt written notification of the claim or action;
     (ii) sole control and authority over the defense or settlement thereof; and
     (iii) at no cost to OEM, all reasonably available information, assistance and authority to settle and/or defend any such claim or action, except that OEM may not enter into any settlement of any claim hereunder which settlement shall subject Kana to any liability or obligations unless Kana approves such settlement agreement in writing, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, OEM shall have no obligation under this Section (b) to the extent such infringement would have arisen from use of the Software alone or in combination with other items provided or approved by Kana, other than items supplied by OEM. OEM's obligation under this Section (b) shall not restrict or limit Kana's obligations under Section 14(a).

15.  CONFIDENTIALITY AND NON-DISCLOSURE

  a. Each party (the "Receiving Party") acknowledges that, during the term of this Agreement, it may receive from or on behalf of the other party (the "Disclosing Party"), information relating to the Disclosing Party ("Confidential Information"). Such Confidential Information shall belong solely to the Disclosing Party and includes, but is not limited to, this Agreement, trade secrets, know-how, inventions (whether or not patentable), techniques, processes, programs, ideas, algorithms, schematics, testing procedures, software design and architecture, computer code, internal documentation, design and function specifications, product requirements, problem reports, analysis and performance information, software documents, and other technical, business, product, marketing and financial information, plans and data, and any documents derived therefrom. The Software and all Ensemble software shall be deemed Confidential Information.

  b. Notwithstanding the foregoing, Confidential Information shall not include information that:

     i. is or subsequently becomes public without breach of this Agreement by the Receiving Party, its officers, directors, employees or agents;

     ii. was previously in the Receiving Party's possession (in written or other recorded form) with no obligation to maintain confidentiality;

     iii. was received from a third party not under any obligation of confidentiality to the Disclosing Party; or

     iv. was developed by the Receiving Party's employees, agents, contractors, and/or representatives independently of, and without reference to, any Confidential Information.

  c. The Receiving Party acknowledges that all Confidential Information is the exclusive property and trade secrets of the Disclosing Party or its owner as appropriate. The Receiving Party agrees not to use or disclose any Confidential Information in any manner adverse to the best interests of the Disclosing Party or contrary to the Disclosing Party's express instructions, and to discontinue all use of Confidential Information immediately upon the expiration or termination of this Agreement for any reason. The Receiving Party further agrees that its right to use Confidential Information is limited solely to the use thereof in connection with this Agreement. OEM shall also advise all of its employees, officers, directors, agents and sales representatives of the obligations herein and shall ensure such parties compliance with these requirements.

  d. The Receiving Party shall provide the Disclosing Party with written notice within ten (10) days of any known loss, theft, piracy or unintended or unauthorized disclosure of any Confidential Information.

  e. The foregoing confidentiality requirements shall survive the termination or expiration of this Agreement, and shall continue for a period of seven (7) years thereafter, provided, however Confidential Information considered a trade secret shall be maintained in a confidential manner for as long as such Confidential Information is considered a trade secret. The Receiving Party agrees and acknowledges that a breach of this confidentiality and non-disclosure obligation will likely result in irreparable harm to the Disclosing Party for which no adequate remedy at law exists. In such case, the Receiving Party agrees that the Disclosing Party shall be entitled to seek immediate injunctive relief from an appropriate court.

16.  LIMITED WARRANTIES

  a. Limited Software Warranty. Kana warrants that, for a period of one-
     -------------------------
     hundred eighty (180) days from the date OEM orders the Software from Kana,
     (a) the Software will in all material respects operate in accordance with the accompanying printed materials, and (b) the medium upon which the Software is provided by Kana to OEM shall be free from defects in material and workmanship under normal use. This warranty covers only problems reported to Kana during the warranty period.

  b. Kana represents and warrants that all services performed hereunder shall be performed in a professional and workmanlike manner.

  c. Year 2000 Warranty: Kana represents and warrants until January 31, 2001
     ------------------
     that the Software is designed to be used prior to, during, and after the year 2000 A.D. and that it will operate during such time periods without error relating to date data which represent or reference different centuries or more than one century; that no value for current date will cause interruptions in normal operation; that all manipulations of calendar-related data (dates, durations, days of week, etc.) will produce correct results for all valid date values; that date elements in interfaces and data storage permit specifying century to eliminate date ambiguity; and that for any date element represented without century, the correct century is unambiguous for all manipulations involving that element. Notwithstanding the foregoing, OEM acknowledges and agrees that (a) the Software does not identify or remedy Year 2000 problems in third party operating systems or other applications not supplied by Kana and (ii) the Software operates with the date information it receives; thus, if incorrect date information is provided by the user, the operating system or from any other external product or other source, this information will be used by the Software as received. The foregoing Year 2000 Compliance Warranty shall not apply to Year 2000 problems caused by such external sources. Notwithstanding any other provision herein, in any action to recover damages resulting directly or indirectly from a computer date failure, including any action based on an alleged computer date failure, the damages that may be recovered by OEM shall be limited to the extent those damages are incurred as a proximate and direct result of Kana's noncompliance or such Software's failure.

  d. Warranty Tracking.  It is OEM's obligation to maintain sufficient
     -----------------
     documentation and records to track Software warranties for its Customers. Kana assumes no responsibility to monitor or inform OEM of the tracking or expiration of applicable warranties for Software sold or licensed by OEM; such responsibility is solely that of OEM.

  e. Exclusions From Warranties.  KANA DOES NOT WARRANT THAT THE OPERATION OF
     --------------------------
     ANY PRODUCT WILL BE UNINTERRUPTED OR ERROR-FREE. THE LIMITED WARRANTIES PROVIDED HEREIN ARE NON-TRANSFERABLE, EXCEPT TO END-CUSTOMERS THAT HAVE PROPERLY LICENSED THE SOFTWARE AND ONLY FOR THE WARRANTY PERIOD AS MEASURED FROM THE ORDER DATE BY OEM FROM KANA, CONTINGENT UPON THE PROPER INSTALLATION AND USE OF THE RESPECTIVE PRODUCT IN ACCORDANCE WITH KANA'S SPECIFICATIONS, AND SUBJECT TO ALL LIMITATIONS AND RESTRICTIONS SET FORTH HEREIN. THESE WARRANTIES DO NOT APPLY TO ANY PRODUCT THAT (i) IS IN AN OPERATING ENVIRONMENT THAT DOES NOT COMPLY WITH KANA'S SPECIFICATIONS; (ii) HAS BEEN REPAIRED OR MODIFIED BY PERSONS OTHER THAN KANA OR ITS AUTHORIZED TECHNICIANS (WHICH SHALL INCLUDE DAVOX EMPLOYEES WHO HAVE OBTAINED KANA QUALIFICATIONS HEREUNDER); OR (iii) HAS BEEN DAMAGED OR RENDERED UNSERVICEABLE BY IMPROPER MAINTENANCE, ABUSE OR NEGLIGENCE ON THE PART OF PARTIES, OTHER THAN KANA.

  f. Limited Remedies Under Warranties.  Subject to the restrictions and
     ---------------------------------
     limitations contained herein, and within the applicable warranty period, Kana shall, free of charge, at its sole option, promptly repair or replace defective or nonconforming Software or components thereof; provided however, that Kana is notified in writing or by electronic mail of the defect or nonconformity within the applicable warranty period. Kana's response levels under its warranty obligations will be the same as Kana's support obligations as described in Exhibit B. All replaced Software or components thereof shall become Kana's property. THIS LIMITED REMEDY CONSTITUTES OEM'S SOLE AND EXCLUSIVE REMEDY UNDER THE LIMITED WARRANTIES.

  g. Disclaimer of Other Warranties.   THE EXPRESS WARRANTIES SET FORTH
     ------------------------------
     HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY SPECIFICALLY DISCLAIMED.

17.  LIMITATIONS OF LIABILITY\REMEDIES

  a. OEM AND CUSTOMER'S SOLE REMEDIES FOR KANA'S NONPERFORMANCE OR OTHER LIABILITY OF ANY KIND ARISING HEREUNDER, WHETHER IN CONTRACT OR IN TORT, ARE LIMITED TO THE EXPRESS REMEDIES PROVIDED HEREIN. EXCEPT AS PROVIDED UNDER SECTION 14 AND OTHER THAN FOR BREACHES OF SECTION 15, IN NO EVENT WILL EITHER PARTY'S LIABILITY TO THE OTHER OR TO ANY END-CUSTOMER FOR DAMAGES OF ANY NATURE, WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EXCEED IN THE AGGREGATE THE TOTAL AMOUNTS PAID BY OEM HEREUNDER.

  b. EXCEPT AS PROVIDED FOR BREACHES OF SECTION 15, NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR ANY LOSS OF PROFIT, REVENUE, SOFTWARE OR DATA, COMPUTER VIRUSES AND TOLL FRAUD EVEN IF THE OTHER PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

  c. BOTH PARTIES ACKNOWLEDGE THAT THE PRICES CHARGED TO HEREIN CONTEMPLATE THE FOREGOING ALLOCATION OF RISKS. EACH PARTY IS SOLELY RESPONSIBLE FOR THE PROTECTION AND BACK-UP OF ALL ITS -SUPPLIED DATA AND SOFTWARE USED IN CONJUNCTION WITH THIS AGREEMENT.

18. SOURCE CODE ESCROW. During the term of this Agreement, Kana shall add OEM as a beneficiary to Kana's source code escrow agreement. Kana grants to OEM a limited, nonexclusive, nontransferable, nonsublicensable internal-use-only license to the source materials for the Software, to allow OEM to maintain, correct errors, support its use of the Software and continue exercising the license under the terms of this Agreement (but not to otherwise modify or create derivative works of the Software) upon the occurrence of the following release conditions

  a. Kana materially breaches its Maintenance and Support obligations set forth in Exhibit B or its warranty obligation to OEM under Section 16(e); and

     i. OEM provides to Kana written notice of the material breach and of OEM's intent to exercise this Source Code Escrow right; and

     ii. for a period of at ninety (90) days after Kana's receipt of the foregoing written notice, Kana is unwilling or simply refuses to provide support services in material breach of Kana's maintenance and support obligations set forth on Exhibit B; and

     iii. provided that this subpart (a) shall not apply in the case where Kana is using its best commercially reasonable efforts to resolve the material breach; or

     iv. Kana makes an assignment for the benefit of creditors, seeks protection under any bankruptcy, receivership or comparable proceeding, or if any such proceeding is instituted against Kana (and not dismissed within ninety (90) days).

19.  MISCELLANEOUS PROVISIONS

  a. Governing Law and Forum Selection.  This Agreement shall be construed
     ---------------------------------
     and enforced in accordance with the laws of the State of Illinois United States of America and all disputes hereunder shall be resolved in the courts governing, Chicago, Illinois and the parties consent to jurisdiction therein. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

  b. Injunctive Relief. The parties acknowledge and agree that due to the
     -----------------
     unique nature of the Software, the Bundled Product and the parties' Confidential and Proprietary Information, there can be no adequate remedy at law for any breach of the confidentiality obligations hereunder and OEM's obligations with respect to the Software, and that any such breach may allow third parties to unfairly compete with the parties hereto resulting in irreparable harm and, therefore, that upon any such breach or threat thereof, the non-breaching party shall be entitled to seek an injunction and any other appropriate equitable relief, in addition to whatever remedies it may have at law.

  c. Non-Solicitation. During the term of this Agreement, neither party shall
     ----------------
     directly solicit to hire any employee of the other except with the prior written consent of the other; provided, however, that neither party shall be prevented from (i) soliciting to hire employees through classified advertising or (ii) hiring any employee of the other party so long as such hiring was not initially solicited, directly, by the hiring party. General advertisements shall not be deemed "solicitation" hereunder.

  d. No Assignment.  The rights and obligations of the parties hereunder
     -------------
     shall neither be assigned, subcontracted, delegated or otherwise transferred without the prior written consent of Kana. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. An assignment as permitted herein shall not diminish any rights or duties that either party may have prior to the effective date of assignment. Notwithstanding the foregoing, OEM may assign this Agreement to any successor, whether direct or indirect, who is not, in Kana's reasonable opinion, a competitor of Kana, by way of purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of OEM, provided that OEM provides Kana with reasonable prior written notice.

  e. Force Majeure. Neither party shall be considered in default due to any
     -------------
     delay or failure in performance hereunder based on fire, strike, embargo, requirement of governmental, civil or military authority, act of God or the public enemy, failure of suppliers, or other causes beyond the reasonable control of Kana or OEM. When the delaying cause ceases, performance will resume, subject to an equitable schedule adjustment if necessary. If the delaying cause continues for more than sixty (60) days, the party injured by the other's inability to perform may by written notice cancel the affected purchase order or part thereof as to the Software not already delivered or service not performed.

  f. Compliance With Laws.  Each party shall comply with all federal, state
     --------------------
     and local laws and regulations which may be applicable, including without limitation, those applying to employers, the procurement of permits, export documents, licenses or certificates where needed, and those applying to packing, labeling and shipping, whether the shipment or services are interstate, intrastate or outside of the continental United States. Each party shall bear all costs associated with its compliance with laws, including but not limited to procurement of permits, licenses or certificates. OEM agrees that Kana Software will not be shipped into a restricted country as defined under the United States Export Regulation,
     Part 740.3 (d) and 772, as amended. Each party (the "Indemnifying Party") agrees to indemnify, hold harmless and defend the other party from and for any loss, damage, liability, claim or demand, fines or penalties, including costs, expenses and reasonable attorneys' fees, claimed or assessed against such other party or that may be sustained by such other party by reason of the Indemnifying Party's failure to comply with this Section.

  g. Governing Language.  The English language shall govern and control any
     ------------------
     translations of this Agreement into any other language.

  h. Counterparts.  This Agreement may be executed in one or more
     ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; however, this Agreement shall be of no force or effect until executed by both parties.

  i. Notices.  All notices, requests, demands and other communications called
     -------
     for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when (i) personally delivered; (ii) two (2) days after mailing by certified or registered first-class mail, prepaid, return receipt requested; (iii) one (1) day after deposit with any nationally recognized overnight courier, with written verification of receipt; (iv) facsimile, with written verification of receipt and follow-up by mail, and addressed to the party as follows (or at such other address as the parties may designate by written notice):

     Kana Communications Inc.                Davox Corporation
     87 Encina Ave.                          6 Technology Park Drive
     Palo Alto, CA 94301                     Westford, MA 01886
     Attention: Corporate Counsel            Attention: General Counsel
     Facsimile: (650) 566-2401               Facsimile: (978) 952-0795

  j. No Implied Waivers.  The failure of either party at any time to require
     ------------------
     performance by the other party of any provision hereof shall not affect in any way the full rights to require such performance at any time thereafter unless such waiver is in writing. The waiver by either party of a breach of any provision hereof shall not be taken, construed, or held to be a waiver of the provision itself or a waiver of any breach thereafter or any other provision hereof unless specifically stated in writing.

  k. Captions and Section Headings.  Captions and section headings used herein
     -----------------------------
     are for convenience only, are not a party of this Agreement, and shall not be used in construing it.

  l. Severability.  A judicial determination that any provision of this
     ------------
     Agreement is invalid, in whole or in part, shall not affect the enforceability of those provisions found not to be invalid.

  m. Authority.  The persons and parties executing this Agreement warrant that
     ---------
     they have the requisite and full authority to do so in the designated capacity.

  n. No Conflicting Agreements.  To the best of either parties knowledge, the
     -------------------------
     parties warrant and represent that they are not bound by any other agreements, restrictions or obligations, contractual or otherwise, nor will either party enter into or assume any contract, restriction or obligation, which would directly breach the provisions of this Agreement.

  o. Relationship of the Parties.  Kana and OEM are acting solely as licensor
     ---------------------------
     and OEM, respectively. All sublicenses of Software by OEM shall be for OEM's own account as a principal and not as an agent of Kana. OEM shall act in all respects as an independent contractor and not as a legal representative or agent of Kana. This Agreement shall not be construed to create a relationship of partners, joint venturers, brokers, employees, agents, master or servant between the parties. Neither party shall have the right or authority to assume or create any responsibility, expressed or implied, in the name of the other or to bind the other in any manner or thing whatsoever.

  p. Survival.  All obligations incurred under this Agreement which by their
     --------
     nature would survive, including without limitation the obligations contained in Sections 1, 4, 10, 11, 12, 15, 17 and 19 herein, shall be deemed to survive the cancellation, termination or expiration of this Agreement.

  q. Entire Agreement. his Agreement constitutes the entire agreement between
     ----------------
     the parties hereto pertaining to the subject matter hereof, superseding any and all previous proposals, representations or statement, oral or written. Any previous agreement between the parties pertaining to the subject matter of this Agreement are hereby expressly canceled and terminated. The terms and conditions of each party's purchase orders, invoices, acknowledgments/confirmations or similar documentation shall not apply to any order hereunder, and any such terms and conditions thereon shall be deemed to be objected to without the need of further notice or objection. Other than as expressly permitted herein, any modifications of this Agreement must be in writing and signed by authorized representatives of both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the latter date of execution.

KANA COMMUNICATIONS, INC.               DAVOX CORPORATION

By:    /s/ Michael McCloskey            By:    /s/ Alphonse M. Lucchese
   -----------------------------           -------------------------------

Name:  Michael McCloskey                Name:  Alphonse M. Lucchese
     ---------------------------             -----------------------------
       (print or type)                         (print or type)
Title: CEO                              Title: Chairman / CEO
     ---------------------------              ----------------------------

Date:  Nov. 16, 1999                    Date:  Nov. 16, 1999
     ---------------------------              ----------------------------

                                   Exhibit A

             Software Description, OEM Fees and Minimum Guaranteed


1.  Software Description: Kana's U.S. and Canada Price List is attached as
    --------------------
Exhibit A-1.  Kana shall promptly provide to OEM Kana's international List
Price.

2.  Discount: During the initial five -year term of this Agreement, Kana grants
    --------
OEM the following pricing:


--------------------------------------------------------------------------------
Software                          [CONFIDENTIAL TREATMENT REQUESTED]/*/ off the
                                  then current applicable List Price for the
                                  Software.
--------------------------------------------------------------------------------
Third Level Support               [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the
                                  then current applicable List Price for the
                                  Software.
--------------------------------------------------------------------------------
Professional Services             $[CONFIDENTIAL TREATMENT REQUESTED]/*/ per
                                  day.
--------------------------------------------------------------------------------
Training                          [CONFIDENTIAL TREATMENT REQUESTED]/*/ off the
                                  then current List Price for Training.
--------------------------------------------------------------------------------

     After the initial five-year term, the parties shall mutually agree to an appropriate discount schedule, else the Agreement shall terminate. If under this present agreement the value of the maintenance fees paid to Kana by Davox for support exceeds [CONFIDENTIAL TREATMENT REQUESTED]/*/ annually, Davox reserves the right to renegotiate the support fees portion of the agreement down to better represent the volume of business.

3.   Minimum Guaranteed: During the first two years of this Agreement, OEM
     ------------------
agrees to order from, and pay for, at least $[CONFIDENTIAL TREATMENT REQUESTED]/*/ worth of the Software (net of discounts). This minimum commitment shall be met through non-refundable cumulative Software orders as follows:

--------------------------------------------------------------------------------------------------------
Period #         Cumulative Commitment                               Order by no later than the
                   (net of discounts)                                   following Due Dates:
--------------------------------------------------------------------------------------------------------
1.               $[CONFIDENTIAL TREATMENT REQUESTED]/*/        $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------
2.               $[CONFIDENTIAL TREATMENT REQUESTED]/*/        $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------
3.               $[CONFIDENTIAL TREATMENT REQUESTED]/*/        $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------
4.               $[CONFIDENTIAL TREATMENT REQUESTED]/*/        $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------
5.               $[CONFIDENTIAL TREATMENT REQUESTED]/*/        $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------
6.               $[CONFIDENTIAL TREATMENT REQUESTED]/*/        $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------
7.               $[CONFIDENTIAL TREATMENT REQUESTED]/*/        $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------
8                $[CONFIDENTIAL TREATMENT REQUESTED]/*/        $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------
                 Total: $[CONFIDENTIAL TREATMENT REQUESTED]/*/
--------------------------------------------------------------------------------------------------------

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     To the extent OEM has not ordered the Minimum Commitment amount as of the respective Due Date, then effective on such Due Date, OEM shall be deemed to have ordered on a non-refundable basis Software in an amount equal to the difference between the amount actually ordered by OEM and the Minimum Commitment as of that date (the "Minimum Difference Order"). OEM shall be deemed to have ordered such Software reflected in the Minimum Difference Order, and may immediately or any time thereafter (even after termination of this Agreement), draw-down such Software from the Master Copy. In order to draw-down such Software, OEM shall request from Kana a license key to use the Software. The draw-down for each such key shall be calculated based on the appropriate price for such Software as determined by this Schedule A. Kana may immediately after the Due Date invoice OEM for such Minimum Difference Order, regardless of whether OEM actually draws-down such Software.

4.  Upfront Training.  Kana agrees to offer a one-time upfront sales, support
    -----------------
and technical training course for up to a total of 20 OEM personnel (the "Upfront Training"). OEM shall be required to take the Upfront Training in groupings as reasonably determined by Kana, with the current expectation that one (1) technical training session will be held at the principal offices of Kana and one (1) sales/support training session will be held at the principal offices of OEM. Kana shall waive the course fees for the Upfront Training, provided that OEM pays all out-of-pocket expenses of Kana.

EXHIBIT A-1

Kana Response - Server Pricing

Kana Response - Standard...........................  US$[CONFIDENTIAL TREATMENT REQUESTED]/*/ per server
            .   Kana Mail
            .   Kana Control
            .   Kana Reports
            .   5 seats/1/

Additional Products:
Kana Direct........................................    $[CONFIDENTIAL TREATMENT REQUESTED]/*/ per server
Kana Link..........................................    $[CONFIDENTIAL TREATMENT REQUESTED]/*/ per server
Kana Forms.........................................    $[CONFIDENTIAL TREATMENT REQUESTED]/*/ per server
Kana Notify (introductory price)...................    $[CONFIDENTIAL TREATMENT REQUESTED]/*/ per server
Kana Classify (introductory price).................    $[CONFIDENTIAL TREATMENT REQUESTED]/*/ per server

Total seat licenses (Price per seat)
            .   Seats 0 - 5.................  included in initial license
            .   Seats 6 - 10...................................   $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
            .   Seats 11 - 20..................................   $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
            .   Seats 21 - 50..................................   $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
            .   Seats 51 and above.............................   $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
         ----------------------------------------------------------------
Kana Response - Enterprise Bundle...................  $[CONFIDENTIAL TREATMENT REQUESTED]/*/ per server
            .   Kana Mail
            .   Kana Control
            .   Kana Reports
            .   Kana Direct
            .   Kana Link
            .   Kana Notify
            .   20 seats/1/

Total seat licenses (Price per seat)
            .   Seats 0 - 20.........................  in initial license
            .   Seats 21 - 50...................................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
            .   Seats 51 and above..............................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

          a. Kana Connect - Server Pricing

Kana Connect....................................................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
            .   First 500k active profiles
            .   Kana Campaign
            .   Kana Rollout
            .   Kana Connect Reports

Additional 500k active profiles.................................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

         ----------------------------------------------------------------
Notes:
            .   Seats are discounted based on the total number of seats
                purchased. For instance, the 10/th/ seat purchased is
                $[CONFIDENTIAL TREATMENT REQUESTED]/*/ The 11/th/ seat is
                $[CONFIDENTIAL TREATMENT REQUESTED]/*/.
            .   Prices do not include technical support, professional services, shipping, or taxes
            .   All prices are in US dollars

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          b. Kana Response - Seat Pricing

Kana Response - Bundled (minimum number of seats: 30)
            . Kana Mail, Kana Control, Kana Reports, Kana Direct, Kana Link, Kana Forms, Kana Notify

 Total seat licenses (Price per seat)
            .   Seats 0 - 50....................................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
            .   Seats 51 - 100..................................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
            .   Seats 101 - 300.................................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
            .   Seats 301 and above.............................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

Kana Response - Unbundled
            .   Kana Mail, Kana Control, Kana Reports
                   o   Seats 0 - 50.............................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 51 - 100...........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 101 - 300..........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 301 and above......................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

            .   Kana Forms
                   o   Seats 0 - 50.............................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 51 - 100...........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 101 - 300..........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 301 and above......................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

            .   Kana Direct
                   o   Seats 0 - 50.............................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 51 - 100...........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 101 - 300..........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 301 and above......................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

            .   Kana Link
                   o   Seats 0 - 50.............................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 51 - 100...........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 101 - 300..........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 301 and above......................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

            .   Kana Classify
                   o   Seats 0 - 50.............................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 51 - 100...........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 101 - 300..........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/
                   o   Seats 301 and above......................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

            .   Kana Notify
                   o   Separate Instance........................  $ [CONFIDENTIAL TREATMENT REQUESTED]/*/

          c. Kana Connect
See Kana - Connect server pricing.

   ----------------------------------------------------------------------
Notes:

            .   All seat license purchases require a minimum of 30 seats
            .   Seats are discounted based on the total number of seats
                purchased
            .   Prices do not include technical support, professional services, shipping, or taxes
            .   All prices are in US dollars

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   EXHIBIT B
                                    SUPPORT

Level 1 Support

Support provided by DAVOX to it's End Users, either by telephone, modem or on site, for the purpose of providing "how-to" information, environmental problem isolation or correction of End User errors

Web based Case Logging and Online Access to Davox's Apriori "knowledge based solutions tool"

Level 2 Support

Support provided by DAVOX to its End Users, either by telephone, modem or on-site, for the purpose of diagnosing, product isolation and duplication of technical problems and providing preventive maintenance in accordance with Davox service and maintenance guidelines. Support includes installation or replacement of hardware and installation or reinstallation of software and/or patches. Support also includes diagnosis of difficulties caused by or related to Local Area Network or external telecommunications connectivity or devices.

Level 3 Support

Support provided by Davox Technical Support either by telephone or modem, when DAVOX'S Level 2 Support activities have failed to solve a problem, . Such support includes advanced diagnostic services. Level 3 Support will provide a complete resolution, a temporary fix or alternative procedure restoring full service. When a temporary fix or alternative procedure is provided, a complete resolution will be supplied as soon as practical thereafter Level 3 Support will also submit Defects to Kana.

Development/Engineering Support

Support provided by KANA Engineering to KANA Technical Support when Level 3 Support is not successful, and passed on to DAVOX, to provide higher level diagnostic services and corrective action that may include the development of patches or other product design or modification changes. Kana will also accept Defects from Davox Level 3 Support for resolution.

OEM maintains an organization and process to provide support for the Software. Support under this Agreement shall include (i) diagnosis of problems or performance deficiencies of the Software and (ii) a resolution of the problem or performance deficiencies of the Software. OEM will provide telephone software support 24 hours a day, 365 days per year. OEM will use diligent efforts to cure, as described below, reported and reproducible errors in the Software. OEM utilizes the following four (4) severity levels to categorize reported problems:

Severity 1 Critical Business Impact

The impact of the reported deficiency is such that the End-Customer is unable to either use the Software or reasonably continue work using the Software. OEM will commence work on resolving the deficiency within one-half hour of notification.

Severity 2 High Business Impact

Important features of the Software are not working properly and there are no acceptable, alternative solutions. While other areas of the Software are not impacted, the reported deficiency has created a significant, negative impact on the End-Customer's productivity or service level. OEM will commence work on resolving the deficiency within one (1) hour of notification.

SeveritY 3 Medium Business Impact

Important features of the Software are unavailable, but an alternative solution is available or non-essential features of the Software are unavailable with no alternative solution. The End-Customer impact, regardless of product usage, is minimal loss of operational functionality or implementation resources. OEM will commence work on resolving the deficiency within one (1) business day of notification.

Severity 4 Low Business Impact

End-Customer submits a Software information request, software enhancement or documentation clarification which has no operational impact. The implementation or use of the Software by the End-Customer is continuing and there is no negative impact on productivity. OEM will provide an initial response regarding the request within one (1) business week.

Support For OEM Kana will maintain an organization and process to provide support for the Software. Support shall include (i) diagnosis of problems or performance deficiencies of the Software and (ii) a resolution of the problem or performance deficiencies of the Software. Kana will provide telephone software support on a business day basis. Business day is defined as 6:00 AM through 6:00 PM pacific time, excluding holidays and weekends with provisions for 24by7 Emergency phone support for Critical and High Business Impact Calls with Response times of 30 minutes for Critical and 60 minutes for High. OEM shall be permitted access to remotely accessible tools and/or informational databases if and when they become available.

MAINTENANCE

During the term of this agreement, Kana will provide the OEM with copyrighted patches, updates, releases and new versions of the Software along with other generally available technical material. These maintenance materials including the Software may not be used to increase the licensed number of versions or copies of the Software. OEM agrees not to use or transfer the prior version but to destroy or archive the prior version of the Software. All patches, updates, release and new versions shall be considered part of the Software and shall be subject to the license agreement related to the Software. The foregoing and any other support to be provided by Kana is subject to payment to Kana of the support fees set forth on Exhibit A. Kana will provide Davox the same level of service(s) as above during the Warranty period.

DAVOX'S Obligations Before Requesting Service from KANA

In all cases, prior to requesting support from KANA, OEM shall take steps to ensure that a problem is not caused by the End-Customer's operating system, telephone system, telephony service provider, Local Area Network or software/hardware not furnished by KANA. OEM shall also attempt to correct the problem by utilizing its KANA-trained personnel to perform system diagnosis and shutdown/restart procedures to diagnose or correct problems in accordance with KANA service and maintenance guidelines.

Escalation Procedure

KANA shall incorporate a procedure to prioritize each service call received from OEM and, when appropriate, notify KANA Management and, as agreed, OEM management to ensure serious system problems are communicated and resolved promptly.

Unless otherwise noted, all hours are clock hours not business hours. Critical - 30 min. response.
High - 60 min. response.
Medium - 1 business day
Low - 5 business days

Training and Troubleshooting Tools and Goals

OEM should have access to Kana End-User and Maintenance training, including Kana internal training courses to prepare and enable OEM Support Personnel to deliver the services as stated in the Description section under Level 1, 2 and 3 Support. OEM will also have access to Kana troubleshooting tools and guides in support of products resold under this agreement. In connection with training, Kana will make available to OEM general courseware, syllabus, laboratory exercises, tests and post training evaluations. forms Pricing for such training shall be as set forth on Exhibit A. To the extent available, Kana will provide OEM with WEB access to information and documentation.

Reporting

KANA shall offer DAVOX reports on the number of calls received from DAVOX and status of defects affecting DAVOX'S sites, including current open and closed calls and their associated priority. Information shall be provided in a format and at a frequency mutually agreed to by DAVOX and KANA. KANA may, based upon report information, recommend that DAVOX'S personnel attend refresher training classes if the number of calls for assistance has been unusually high.

Exclusions

Kana shall not be responsible for correcting any errors not attributable to Kana. Kana is not required to provide any Support relating to problems arising out of:
          a.   altered, damaged, or modified Software;
          b. Software that is not the most current release or the immediately previous release, or where it is within 6 months following the release of the current release, the second release prior to the current release;
          c. Software problems caused by OEM or End-Customer's negligence, abuse, or misapplication, by use of the Software other than as specified in the Documentation, or by other causes beyond the control of Kana; or
          d. Software installed on any computer hardware or operating system not supported by Kana.

End-Customers currently on a valid service contract with Davox will be allowed to upgrade to said supported release free of charge according to the terms and conditions of this agreement and their agreement with Davox.

General

Each party acknowledges that it has read this Agreement, they understand the agreement and agree to be bound by its terms. Further, both parties agree that this is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties. The Software and the use thereof is subject to the license agreement related to the Software.

                                   Exhibit C

                                    Training

                         [LOGO OF KANA COMMUNICATION]

                         Kana Education Course Schedule
                                 As of 11/12/99

Kana Response: Installation, Configuration, and Troubleshooting
--------------------------------------------------------------------------------

Description: This is the core module for understanding the product from a technical perspective and having the ability to install, configure, and troubleshoot the solution.
Schedule:

Cost: $500 a day per student to enroll in one of our scheduled courses OR $4000 a day for up to 10 people at customer's facility.

Length: 2.5 days

Regular Schedule:
November 15-17, 1999
December 6-8, 1999
January, 2000 Dates TBD
February, 2000 Dates TBD

Developing Your Content
--------------------------------------------------------------------------------

Description: Providing a methodology on content and workflow development is key to a successful implementation. This course describes the information gathering process consultants will complete with customers that will provide them with a highly effective solution for their particular business needs.

Cost: $500 a day per student to enroll in one of our scheduled courses OR $4000 a day for up to 10 people at customer's facility.

Length: 1 day

Schedule:
November 18, 1999
December 9, 1999
January, 2000 Dates TBD
February, 2000 Dates TBD



Kana Connect
________________________________________________________________________________

      DESCRIPTION: This is the core module for understanding the product from a technical perspective and having the ability to install and configure the Connect solution.


Length: 3 days

Cost: $500 a day per student to enroll in one of our scheduled courses OR $4000 a day for up to 10 people at customer's facility.

Schedule:
November 3-5, 1999
December 13-15, 1999
January, 2000 Dates TBD
February, 2000 Dates TBD

Kana Link: Developing Using Kana's Apis
________________________________________________________________________________

DESCRIPTION: This course provides an introduction to developers and integrators on how to develop custom application and integration using Kana Link.

Cost: $500 a day per student to enroll in one of our scheduled courses OR $4000 a day for up to 10 people at customer's facility.

Length: 2 days

Schedule:
Beta release in December 1999
Full rollout and monthly delivery beginning in January 2000

Advanced Rule Administration with Kana Response 4.5
________________________________________________________________________________

DESCRIPTION: While basic setup and administration of rules is relatively easy and is covered in the standard administration training, to understand the full power and functionality of our rules requires a more advanced training course. This course provides an in-depth analysis of our rule engine including, models on creating rules in a complex organization, the use of regular expressions in a rule, and other advanced rule functionality.

Cost: $500 a day per student to enroll in one of our scheduled courses OR $4000 a day for up to 10 people at customer's facility.

Length: 1 day

Schedule:
Beta release in January 2000 (following 4.5 release)
Full rollout and monthly delivery beginning in February 2000

Kana Data Model and Custom Reporting
________________________________________________________________________________

DESCRIPTION: Understanding the Kana data model is critical for reports administrators as well as administrators needing to access data directly from our database. This course provides a detailed look at our data model, including foreign key relationships, views, and stored procedures.

Cost: $500 a day per student to enroll in one of our scheduled courses OR $4000 a day for up to 10 people at customer's facility.

Length: 1 day

Schedule:
Beta release in December 1999
Full rollout and monthly delivery beginning in January 2000

Kana Classify Deployment
_______________________________________________________________________________

Cost: $600 a day per student to enroll in one of our scheduled courses OR $4000 a day for up to 10 people at customer's facility.

Length: 2.5 days

Schedule:
Beta release in December 1999
Full rollout and monthly delivery beginning in January 2000

Kana Forms
_______________________________________________________________________________

Description: This course enables the participants to implement the Kana Forms solution, including linking the Web Form Handler to the client's web site, creating KXMF documents, and developing custom fields.

Length: 1 day

Cost: $500 a day per student to enroll in one of our scheduled courses OR $4000 a day for up to 10 people at customer's facility.

Schedule:
Beta release in January 2000
Full rollout and monthly delivery beginning in February 2000

________________________________________________________________________________
                 Functional Implementation: Business Processes
________________________________________________________________________________

Course Description

Providing a methodology on content and workflow development is key to a successful implementation. This course describes the information gathering process consultants will complete with customers that will provide them with a highly effective solution for their particular business needs.

      Target Audience

      Targeted primarily at the business content developer within an organization or the Consultant that will work with a customer on developing their content and workflow. Technical Consultants may also find this useful in understanding the solution Kana Response provides within an organization.


      Prerequisites

      Students should either have participated in the Kana Response:
      Installation, Configuration, and Troubleshooting course, or be familiar with the 3.0 product.


      Learning Objectives

      At the completion of this course students will be able to:

 . Describe the implementation process and supporting documentation

 . Design an effective workflow and content model, including categories.

 . Add, modify, and configure all content administration modules


      Delivery

      This training will be instructor led and include hands-on and discussion based modules.


      Course Length

      1 day


      Modules

      Items to cover in the training:

 . Implementation methodology

 . Designing your content and workflow

  . Understanding how environmental factors influence customer server

  . Developing the appropriate content based on business needs and performance expectations

 . Administration in Kana Response

  . Content Administration

  . Processing rule design and deployment

 .  Getting the most out of Kana Reports

 .  Customer and End user Training

   . Training process

   . Training tools available

 . Customer Case Studies and Best Practices

_______________________________________________________________________________
       Kana Response 4.0 Installation, Configuration, and Administration
_______________________________________________________________________________

      Course Description

      This is the core module for understanding the product from a technical perspective and having the ability to install, configure, and troubleshoot the solution.

      Target Audience

      Technical and System Administrators that need to implement and support a Kana Response solution should attend this course.

      Prerequisites

      Familiarity with database applications, Internet protocols, and client server technology. An understanding of SQL and NT Server are also important.


      Learning Objectives

      At the completion of this course students will be able to:

 .  Define various Internet standards and how they relate to Kana Response

 .  Prepare an environment for the install

 .  Install and configure the Kana Response solution

 .  Perform server administration and maintenance

 .  Troubleshoot system problems


      Delivery

      This course will be delivered hands-on and will include various presentations and labs. It will include the development of a fully functioning Kana Response system.

      Course Length

      2.5 Days

      Modules

      Items covered in the training:

 .  Product Introduction and Demo

 .  Technology Overview and Architecture

   .  Kana Response 4.0

   .  Mail protocols

   .  Web protocols

   .  Database

 .  Installation and Infrastructure

   .  Hardware and software requirements

   .  Preparing the environment for installation

   .  Redundancy and failover

   .  Installation, including multiple instance installs

 .  Administration.

   . System parameters: Services, service watcher, registry keys, kana.properties, server parameters

   . Mail receiver and sender preferences

   . Server parameters

   .  Administering rules

   .  System logs

   .  Maintenance

 .  Testing

   .  Functional and technical system testing

 .  Moving into production

 .  Troubleshooting in a live environment

   .  Error Logs

   .  Client and server errors

   .  Database specific errors

 .  Kana Reports

   .  Installation and configuration

   .  Creating custom reports